Exhibit 99.1

U.S. Energy Corp. Announces Entry Into Binding Agreement For Asset Sale

For South Texas Properties

HOUSTON, Texas, July 9, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”) today announced that the Company has executed definitive documents (the “Transaction”) for the sale of assets located in South Texas (the “South Texas Assets”). The Transaction is subject to customary conditions to closing and the Transaction may not close on a timely basis, or at all.

HIGHLIGHTS

■	All cash proceeds of approximately $6.5 million.

■	Proceeds are expected to be used to fund development of U.S. Energy’s recently announced acquisition targeting helium assets (“Recent Acquisition”) and repay outstanding debt.

■	Divested assets averaged approximately 155 barrels of oil equivalent per day (85% oil) from January-March 2024, or 13% of U.S. Energy’s total production over the same period.

■	The transaction will have an effective date of April 1, 2024, and is expected to close by July 31, 2024.

■

Due to the effects from Hurricane Beryl on the Company’s headquarters and employee base, the previously scheduled investor call to discuss the Company’s Transaction, as well is its Recent Acquisition, has been rescheduled for Wednesday, July 17, 2024, at 10:00 a.m. ET/9:00 a.m. CT, details below.

MANAGEMENT COMMENTARY

“We are pleased to announce U.S. Energy’s recent Transaction, which will represent the complete divestment of the Company’s assets in South Texas,” stated Ryan Smith, Chief Executive Officer of U.S. Energy Corp., who continued, “With proceeds expected to go directly towards the development of the Company’s Recent Acquisition, combined with a portion of conservative debt reduction, we anticipate that following the closing of the Transaction, U.S. Energy will sit in a position of increased liquidity and balance sheet strength across all measures. The assets to be divested represent an immediate realization of long-term value with a highly accretive use of proceeds that is expected to allow the Company to realize additional corporate overhead savings by exiting a geographic area of operations. This Transaction is consistent with the active management of our asset portfolio, and we will continue to look for opportunities to exit assets that are unlikely to compete for capital or to monetize non-focus assets at attractive prices.”

SOUTH TEXAS ASSETS

U.S. Energy has agreed to sell the entirety of its South Texas Assets located in Karnes County, Texas to two separate private buyers. The South Texas Assets are primarily operated properties that produced approximately 155 barrels of oil equivalent per day to U.S. Energy during the first quarter 2024. The effective date for the Transaction will be April 1, 2024, and the Transaction is expected to close by July 31, 2024.

UPCOMING INVESTOR CALL

Due to the effects of Hurricane Beryl on the Company’s headquarters and employee base, the previously announced conference call has been rescheduled to Wednesday, July 17, 2024, at 10:00 a.m. ET/9:00 a.m. CT to discuss the Company’s Transaction, as well as its Recent Acquisition, and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.usnrg.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-407-3982
International Live:	201-493-6780
Call me link:	Call me active link.
Webcast Participant Link:	Webcast active link.

To listen to a replay of the teleconference, which subsequently will be available through July 31, 2024:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	13747559

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the Transaction and/or negotiations and/or any subsequent definitive agreements with respect to the proposed Synergy Energy LLC (“Synergy”) acquisition, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the proposed Synergy acquisition may differ materially from the terms and conditions set forth in a previously disclosed letter of intent (“LOI”); (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Synergy acquisition and any definitive agreements with respect thereto; (3) the inability to complete the proposed acquisition or divestiture, including due to failure to obtain approval of the stockholders of the Company for the Synergy acquisition; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transactions; (5) the risk that the proposed transactions disrupt current plans and operations as a result of the announcement and consummation of the proposed transactions; (6) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed transactions; (8) changes or other circumstances that could give rise to the right to Synergy or the Company (collectively, the “LOI Parties”) to terminate the LOI or assuming such definitive agreements are agreed to, the definitive agreements; (9) the effect of such termination, including fees potentially payable in connection therewith; (10) the ability to obtain approvals and meet other closing conditions to the acquisition on a timely basis or at all, including the risk that approvals required are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; (11) risks associated with the integration of recently acquired assets; (12) the Company’s ability to comply with the terms of its senior credit facilities; (13) the ability of the Company to retain and hire key personnel; (14) the business, economic and political conditions in the markets in which the Company operates; (15) the volatility of oil and natural gas prices; (16) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (17) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (18) risks relating to the future price of oil, natural gas and NGLs; (19) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (20) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (21) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (22) technological advancements; (23) changing economic, regulatory and political environments in the markets in which the Company operates; (24) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (25) actions of competitors or regulators; (26) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (27) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (28) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (29) risks related to military conflicts in oil producing countries; (30) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (31) the amount and timing of future development costs; (32) the availability and demand for alternative energy sources; (33) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (34) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (35) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (36) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (37) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any LOI Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Synergy acquisition (the “Acquisition”), and assuming the Company can come to definitive acquisition terms with Synergy regarding the Acquisition, and such Acquisition terms continue to include the issuance of a material amount of shares of common stock of the Company, the Company plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Acquisition, which, when finalized, will be sent to the shareholders of the Company seeking their approval of the respective Acquisition-related proposals. This communication is not a substitute for any proxy statement or other document the Company may file with the Securities and Exchange Commission (SEC) in connection with the proposed Acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ACQUISITION.

Investors and security holders may obtain copies of these documents free of charge, when available, through the website maintained by the SEC at www.sec.gov or from the Company at its website, https://usnrg.com. Documents filed with the SEC by the Company will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://usnrg.com or, alternatively, by directing a request by mail, email or telephone to U.S. Energy, Inc. at 1616 S. Voss, Suite 725, Houston, Texas 77057; IR@usnrg.com; or (303) 993-3200, respectively.

No Offer Or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Acquisition and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company, Synergy and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company in respect of the proposed Acquisition under the rules of the SEC. Information about the Company’s directors and executive officers and their ownership of the Company is available in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 17, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Acquisition when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.